Exhibit 99.1
1 Investor Presentation June 7, 2022

2 The following information includes statements of the Company's expectations, intentions, plans and beliefs that constitute "forward - looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995 .. These statements, which may be identified by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "thinks," "estimates," "seeks," "predicts," "could," "projects," "potential" and other similar terms and phrases, are based on the beliefs of the Company's management, as well as assumptions made by, and information currently available to, the Company's management as of the date of such statements .. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company's control .. These risks include, without limitation, the impact of any of the following : a sustained period of inflation impacting product cost and consumer spending ; transportation availability and costs ; inability to hire and/or retain employees ; obtaining products from abroad, including the effects of the COVID - 19 pandemic and tariffs, delays in shipping, as well as the effects of antidumping and countervailing duties ; having sufficient inventory for consumer demand ; reduced consumer spending due to last year’s significant government stimulus ; inability to staff stores due to the COVID - 19 pandemic ; the impact of the war in Ukraine on the Company’s European suppliers and transportation costs ; the outcomes of legal proceedings, and the related impact on liquidity ; reputational harm ; obligations under various settlement agreements and other compliance matters ; disruptions due to cybersecurity threats, including any impacts from a network security incident ; inability to open new stores, find suitable locations for our new stores, and fund other capital expenditures ; inability to execute on our key initiatives or such key initiatives do not yield desired results ; managing growth ; damage to our assets ; disruption to our ability to distribute our products, including due to severe weather ; operating an office in China ; managing third - party installers and product delivery companies ; renewing store, warehouse, or other corporate leases ; having sufficient suppliers ; our, and our suppliers’, compliance with complex and evolving rules, regulations, and laws at the federal, state, and local level ; product liability claims, marketing substantiation claims, wage and hour claims, employment classification claims and other labor and employment claims ; availability of suitable hardwood, including due to disruptions from the impacts of severe weather ; sufficient insurance coverage, including cybersecurity insurance ; access to and costs of capital ; the handling of confidential customer information, including the impacts from the California Consumer Privacy Act and other applicable data privacy laws and regulations ; management information systems disruptions ; alternative e - commerce offerings ; our advertising and overall marketing strategy, including anticipating consumer trends ; competition ; impact of changes in accounting and regulatory guidance, including implementation guidelines and interpretations related to Environmental, Social, and Governance (“ESG”) matters ; internal controls ; stock price volatility ; and anti - takeover provisions .. The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws .. For a discussion of the risks and uncertainties that could cause actual results to differ from those contained in the forward looking statements, see the “Risk Factors” section of the Company’s annual report on Form 10 - K for the year ended December 31 , 2021 , and the Company’s other filings with the Securities and Exchange Commission (“SEC”) .. Such filings are available on the SEC’s website at www .. sec .. gov and the Company’s Investor Relations website at www .. investors .. llflooring .. com .. Please also refer to the financial statements and notes and management discussion included in our annual report on Form 10 - K and our quarterly reports on Form 10 - Q for definitions of key terms including comparable store net sales, average sale, comparable store traffic and Selling, General and Administrative (SG&A) expenses .. Safe Harbor Statement

3 Investment Rationale 2 Strong, Unique Competitive Positioning with New Leadership Driving Transformation 1 4 Compelling Growth Strategies Position LL Flooring to Increase Market Share Strong Balance Sheet and Liquidity to Support Growth Goals 3 Our Vision: Become customers’ first choice in hard surface flooring by providing the best experience, from start to finish $38 Billion, Fast - Growing Hard - Surface Flooring Market Opportunity

Large, Fast-Growing Addressable Market with Fragmented Retail Distribution

LL Flooring


U.S. Hard-Surface Flooring
+8.3% CAGR 2021-2027E*
8.3% CAGR
$36B
$58B
2021E
2027E

- Hard surface to outpace soft surface
- Vinyl plank to outpace other flooring
- Consumer shift to durable, waterproof products


U.S. Consumer Market for Floor Coverings
is Highly Fragmented (2021E)**
Distributors and Manufacturers
2%
8% Shop At Home
12% Other Retail Stores
Hard-Surface Flooring and Other Building Material Dealers
7%
37% Specialty Floor Coverings Stores
37% Home Centers

Numbers do not add to 100% due to rounding

LL Flooring participates in the fastest-growing segments of the U.S. flooring market

*Management estimates based on Catalina Research *Report on Floor Covering Industry, Annual Market Report 2021; includes hardwood, laminate, tile and vinyl*

**Management estimates based on Catalina Research *Report of Floor Covering Industry, Annual Market Report 2021*

4

5 Well Positioned with Differentiated Customer Value Proposition The high - touch service of an independent combined with the value and convenience of a national brand Accessible Expertise Trend - Right, In - Stock Assortment Guided Journey from Inspiration to Installation All at a Compelling Value Big Box Convenience Value Independent Service Expertise

6 LL Flooring Competitive Advantages From inspiration to installation, we deliver the floors customers love Innovative, Direct Sourcing Model ❑ Trend - Right Assortment ❑ Exclusive, Private - Label Brands ❑ Diversified Global Supplier Base ❑ Quality Flooring at a Good Value Multi - Channel End - to - End Service ❑ Serve Pros, Homeowners and Need - it - Installed ❑ High - Touch Expert Service Delivered by Associates ❑ Dedicated Pro Services, Website and Everyday Low Prices ❑ Professional 3 rd Party Installation Nationwide Omni - Channel Strength ❑ 431 Stores (as of March 31 st ) ❑ Robust E - Commerce Capabilities ❑ Strong Inside Sales Team ❑ East and West Coast Distribution Centers

7 Poised for Accelerated Growth 2019 – 2021 Transformation Merchandising & Sourcing E - commerce Rebrand Pricing/Promotion Strategy 2022 – 2024 Acceleration New Stores Pro Sales Brand Awareness Customer Experience Product Innovation Driving people & culture to enable growth Foundation in place, positioning LL Flooring for faster growth

8 Compelling Growth Strategies Accelerate New Store Openings Grow Sales to Pro Customers Broaden New Brand Awareness Improve Customer Experience Innovate New Products Drive People & Culture

9 Investor Presentation, June 7, 2022